Exhibit No. EX-99.j.2

POWER OF ATTORNEY

The undersigned officers and Trustees of Navigation Funds II (the “Trust”) hereby appoint Carrie E. Hansen, Deborah Djeu, Starr E. Frohlich and Chris Villas-Chernak (with full power to each of them to act alone) to act as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities to execute any and all documents relating to the Trust, including but not limited to registration statements, amendments to registration statements, proxy solicitation materials, applications and amendments to applications, and any other documents in connection therewith, with the U.S. Securities and Exchange Commission or any other regulatory authority, granting to each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.

The undersigned officers and Trustees hereby execute this Power of Attorney as of this sixth day of January, 2011.

Name                                                                              Title

/s/Gurinder S. Ahluwalia                                          Trustee
Gurinder S. Ahluwalia

/s/John A. Fibiger                                                      Trustee
John A. Fibiger

/s/Paul S. Feinberg                                                     Trustee
Paul S. Feinberg

/s/David M. Dunford                                                  Trustee
David M. Dunford

/s/Carrie E. Hansen                                                      President and Principal Executive Officer
Carrie E. Hansen

/s/Starr E. Frohlich                                                      Treasurer and Principal Financial Officer
Starr E. Frohlich